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                         [LATHAM & WATKINS LETTERHEAD]
                                                                     EXHIBIT 5.1

                                 March 6, 2000


USinternetworking, Inc.
One USi Plaza
Annapolis, Maryland 21404

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to USinternetworking, Inc. (the "Company"), and we have examined the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 9,750,000 shares of Common Stock (the "Shares") reserved for issuance under the Amended and Restated 1998 Stock Option Plan (the "Plan").

                  We have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

                  We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

                  Subject to the foregoing and in reliance thereon, it is our opinion that upon the exercise of options granted pursuant to the Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation,



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LATHAM & WATKINS
March 6, 2000
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collection of required exercise price of the options, the Shares will be validly issued, fully paid and non-assessable securities of the Company.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,

                                            /s/ Latham & Watkins